Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	October 28, 2013
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2013 and Acquires 559,000 Square Feet of Flex Buildings for $27.9 Million in Dallas, Texas

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2013.

Funds from operations (“FFO”) allocable to common and dilutive shares were $38.5 million, or $1.21, as adjusted, per common and dilutive share for the three months ended September 30, 2013, a 1.7% per share increase from the three months ended September 30, 2012 of $37.6 million, or $1.19, as adjusted, per common and dilutive share. FFO allocable to common and dilutive shares was $114.6 million, or $3.60, as adjusted, per common and dilutive share for the nine months ended September 30, 2013, a 2.0% per share increase from the nine months ended September 30, 2012 of $112.1 million, or $3.53, as adjusted, per common and dilutive share. The increase in adjusted FFO per common and dilutive share for the three and nine months ended September 30, 2013 over the same periods in 2012 was due to the increase in net operating income in both the Same Park and Non-Same Park facilities partially offset by an increase in preferred equity distributions as the Company has replaced short-term debt with perpetual preferred equity.

In order to provide a meaningful period-to-period comparison of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO, which excludes acquisition transaction costs and the impact of non-cash distributions related to the redemption of preferred equity on the Company’s FFO per common and dilutive share for the three and nine months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
FFO per common and dilutive share, as reported	$1.20	$1.06	13.2%	$3.59	$2.98	20.5%
Acquisition transaction costs	0.01	0.01		0.01	0.01
Non-cash distributions related to the redemption of preferred equity	—	0.12		—	0.54

FFO per common and dilutive share, as adjusted	$1.21	$1.19	1.7%	$3.60	$3.53	2.0%

Non-cash distributions related to the redemption of preferred equity of $3.8 million and $17.3 million were included in net income allocable to preferred shareholders for the three and nine months ended September 30, 2012, respectively. Acquisition transaction costs were $153,000 and $158,000 for the three and nine months ended September 30, 2013 and 2012, respectively.

Rental income increased $2.8 million, or 3.2%, from $87.0 million for the three months ended September 30, 2012 to $89.8 million for the three months ended September 30, 2013 as a result of a $1.5 million increase in rental income from Non-Same Park facilities combined with a $1.2 million increase from the Same Park portfolio. Rental income increased $8.5 million, or 3.3%, from $257.3 million for the nine months ended September 30, 2012 to $265.8 million for the nine months ended September 30, 2013 as a result of a $5.5 million increase in rental income from Non-Same Park facilities combined with a $3.0 million increase from the Same Park portfolio. The increases were driven by increases in occupancy as well as the acquisition of additional parks.

Net income allocable to common shareholders increased $3.8 million, or 74.0%, from $5.2 million, or $0.21 per diluted share, for the three months ended September 30, 2012 to $9.0 million, or $0.37 per diluted share, for the three months ended September 30, 2013. Net income allocable to common shareholders increased $16.2 million, or 161.2%, from $10.0 million, or $0.41 per diluted share, for the nine months ended September 30, 2012 to $26.3 million, or $1.07 per diluted share, for the nine months ended September 30, 2013. These increases were due to the net impact of non-cash preferred equity transactions reported in 2012 combined with an increase in net operating income in 2013.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2011. Operating properties that the Company acquired subsequent to January 1, 2011 are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2013 and 2012, the Same Park facilities constitute 21.4 million rentable square feet, representing 74.9% of the 28.6 million square feet in the Company’s portfolio as of September 30, 2013.

The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2013 and 2012 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Rental income:
Same Park (21.4 million rentable square feet)	$75,315	$74,078	1.7%	$224,162	$221,122	1.4%
Non-Same Park (7.2 million rentable square feet)	14,457	12,942	11.7%	41,660	36,202	15.1%

Total rental income	89,772	87,020	3.2%	265,822	257,324	3.3%

Cost of operations:
Same Park	25,209	25,065	0.6%	74,854	73,627	1.7%
Non-Same Park	4,692	4,229	10.9%	13,151	11,499	14.4%

Total cost of operations	29,901	29,294	2.1%	88,005	85,126	3.4%

Net operating income (1):
Same Park	50,106	49,013	2.2%	149,308	147,495	1.2%
Non-Same Park	9,765	8,713	12.1%	28,509	24,703	15.4%

Total net operating income	59,871	57,726	3.7%	177,817	172,198	3.3%

Other:
Facility management fees	162	159	1.9%	477	489	(2.5%)
Other income and expense	(3,954)	(5,135)	(23.0%)	(12,391)	(15,573)	(20.4%)
Depreciation and amortization	(26,597)	(26,884)	(1.1%)	(80,187)	(81,326)	(1.4%)
General and administrative	(2,482)	(2,082)	19.2%	(7,251)	(6,767)	7.2%
Acquisition transaction costs	(153)	(158)	(3.2%)	(153)	(158)	(3.2%)

Income from continuing operations	$26,847	$23,626	13.6%	$78,312	$68,863	13.7%

Same Park gross margin (2)	66.5%	66.2%	0.5%	66.6%	66.7%	(0.1%)
Same Park weighted average occupancy	92.0%	91.6%	0.4%	92.0%	91.6%	0.4%
Non-Same Park weighted average occupancy	85.0%	81.1%	4.8%	82.9%	81.6%	1.6%
Same Park annualized realized rent per square foot (3)	15.28	15.10	1.2%	15.16	15.02	0.9%

(1)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).
(2)	Computed by dividing Same Park NOI by Same Park rental income.
(3)	Represents the annualized Same Park rental income earned per occupied square foot.

Property Acquisition

Subsequent to September 30, 2013, the Company acquired four multi-tenant flex parks along with a four-acre parcel of land aggregating 559,000 square feet of single-story flex buildings located in Dallas, Texas, for a purchase price of $27.9 million. The acquisition includes 303,000 square feet in the Valwood submarket, which makes the Company the largest owner of flex space in the submarket. The occupancy was 72.1% at the time of acquisition. The Company funded the acquisition with cash on hand and borrowings on its credit facility.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended September 30, 2013:

Ratio of FFO to fixed charges (1)	14.4	x
Ratio of FFO to fixed charges and preferred distributions (1)	3.0	x
Debt and preferred equity to total market capitalization (based on common stock price of $74.62 at September 30, 2013)	36.1%
Available balance under the $250.0 million unsecured credit facility at September 30, 2013	$250.0 million

(1)	Fixed charges include interest expense of $4.0 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on October 28, 2013. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 30, 2013 to shareholders of record on December 13, 2013.

Series	Dividend Rate	Dividend Declared
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of October 28, 2013, the Company wholly owned 29.2 million rentable square feet with approximately 4,800 customers located in eight states, concentrated in California (11.1 million sq. ft.), Texas (4.5 million sq. ft.), Virginia (4.0 million sq. ft.), Florida (3.7 million sq. ft.), Maryland (2.4 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, October 29, 2013, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 75807119. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 5, 2013 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$17,983	$12,883
Real estate facilities, at cost:
Land	792,275	793,352
Buildings and improvements	2,268,966	2,235,448

	3,061,241	3,028,800
Accumulated depreciation	(1,011,683)	(942,639)

	2,049,558	2,086,161
Land and building held for development	22,459	6,829

	2,072,017	2,092,990
Rent receivable	4,581	4,754
Deferred rent receivable	26,549	25,329
Other assets	14,895	15,861

Total assets	$2,136,025	$2,151,817

LIABILITIES AND EQUITY
Accrued and other liabilities	$75,114	$69,454
Term loan	90,000	200,000
Mortgage notes payable	250,000	268,102

Total liabilities	415,114	537,556
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 39,800 and 35,400 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	995,000	885,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,399,822 and 24,298,475 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	243	242
Paid-in capital	540,866	537,091
Cumulative net income	1,038,220	967,783
Cumulative distributions	(1,020,679)	(944,427)

Total PS Business Parks, Inc.’s shareholders’ equity	1,553,650	1,445,689
Noncontrolling interests:
Common units	167,261	168,572

Total noncontrolling interests	167,261	168,572

Total equity	1,720,911	1,614,261

Total liabilities and equity	$2,136,025	$2,151,817

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$89,772	$87,020	$265,822	$257,324
Facility management fees	162	159	477	489

Total operating revenues	89,934	87,179	266,299	257,813

Expenses:
Cost of operations	29,901	29,294	88,005	85,126
Depreciation and amortization	26,597	26,884	80,187	81,326
General and administrative	2,635	2,240	7,404	6,925

Total operating expenses	59,133	58,418	175,596	173,377

Other income and (expense):
Interest and other income	63	37	175	160
Interest and other expense	(4,017)	(5,172)	(12,566)	(15,733)

Total other income and (expense)	(3,954)	(5,135)	(12,391)	(15,573)

Income from continuing operations	26,847	23,626	78,312	68,863

Discontinued operations:
Income from discontinued operations	—	69	—	32

Total discontinued operations	—	69	—	32

Net income	$26,847	$23,695	$78,312	$68,895

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,696	$1,557	$7,875	$3,031
Noncontrolling interests — preferred units	—	—	—	323

Total net income allocable to noncontrolling interests	2,696	1,557	7,875	3,354

Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	16,936	44,094	55,386
Restricted stock unit holders	28	30	91	106
Common shareholders	9,001	5,172	26,252	10,049

Total net income allocable to PS Business Parks, Inc.	24,151	22,138	70,437	65,541

	$26,847	$23,695	$78,312	$68,895

Net income per common share — basic:
Continuing operations	$0.37	$0.21	$1.08	$0.41
Discontinued operations	$—	$—	$—	$—
Net income	$0.37	$0.21	$1.08	$0.41
Net income per common share — diluted:
Continuing operations	$0.37	$0.21	$1.07	$0.41
Discontinued operations	$—	$—	$—	$—
Net income	$0.37	$0.21	$1.07	$0.41
Weighted average common shares outstanding:
Basic	24,386	24,257	24,351	24,216

Diluted	24,472	24,350	24,452	24,309

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Computation of Diluted Funds From Operation (FFO) (1):
Net income allocable to common shareholders	$9,001	$5,172	$26,252	$10,049
Adjustments:
Depreciation and amortization	26,597	26,884	80,187	81,422
Net income allocable to noncontrolling interests — common units	2,696	1,557	7,875	3,031
Net income allocable to restricted stock unit holders	28	30	91	106

FFO allocable to common and dilutive shares	$38,322	$33,643	$114,405	$94,608

Weighted average common shares outstanding	24,386	24,257	24,351	24,216
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	92	103	95	108
Weighted average common share equivalents outstanding	86	93	101	93

Total common and dilutive shares	31,869	31,758	31,852	31,722

FFO per common and dilutive share	$1.20	$1.06	$3.59	$2.98

Computation of Funds Available for Distribution (FAD) (2):
FFO allocable to common and dilutive shares	$38,322	$33,643	$114,405	$94,608
Adjustments
Recurring capital improvements	(4,590)	(4,305)	(8,194)	(6,537)
Tenant improvements	(8,804)	(9,161)	(21,757)	(28,081)
Lease commissions	(1,646)	(1,978)	(6,106)	(4,986)
Straight-line rent	(355)	(765)	(1,219)	(2,683)
Non-cash stock compensation expense	1,387	1,383	4,015	4,060
In-place lease adjustment	27	116	148	402
Tenant improvement reimbursements, net of lease incentives	(370)	(212)	(995)	(561)
Non-cash distributions related to the redemption of preferred equity	—	3,848	—	17,316

FAD	$23,971	$22,569	$80,297	$73,538

Distributions to common and dilutive shares	$13,977	$13,922	$41,891	$41,743

Distribution payout ratio	58.3%	61.7%	52.2%	56.8%

(1)	Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.
(2)	Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.